                                                                   Exhibit 10.18

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT ("Agreement"), dated as of February ____,_1998, by and among TRITON MANAGEMENT COMPANY, INC., a Delaware corporation (the "Company"), TRITON PCS HOLDINGS, INC., a Delaware corporation formerly known as Triton PCS, Inc. ("Triton"), and STEVEN R. SKINNER ("Executive").


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company is an indirect wholly-owned subsidiary of Triton that has been formed primarily as a management company to provide management services on behalf of Triton to all of its direct and indirect subsidiaries;

          WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment;

          WHEREAS, Executive desires to accept such employment and enter into such Agreement;

          WHEREAS, Executive is the record and beneficial owner of 58,871.10 shares (the "Shares") of Triton's common stock, par value $.01 per share (the "Common Stock");

          WHEREAS, in order to induce the Purchasers referred to in the Securities Purchase Agreement, dated as of October 8, 1997, to purchase the securities issued by Triton thereunder, Executive desires to grant to Triton the repurchase rights with respect to the Shares as referred to in Paragraph 7; and
                                                               -----------

          WHEREAS, Triton desires to accept the grant of such repurchase rights;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company, Triton and Executive, intending to be legally bound, hereby agree as follows:

     1.   Employment.
          ----------

          (a) Agreement to Employ.  Upon the terms and subject to the conditions
              -------------------
of this Agreement, the Company hereby employs Executive, and Executive hereby accepts employment by the Company.

          (b) Employment Period.  The initial term (the "Initial Term") of
              -----------------
Executive's employment shall be for a period of five (5) years commencing on the date hereof (the "Commencement Date") and continuing until February _____, 2003 (the "Expiration Date"). Unless
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this Agreement shall have been earlier terminated in accordance with the terms of Paragraph 5(a), the term of this Agreement will be extended automatically for
   --------------
successive one (1) year terms commencing on the Expiration Date unless either party elects to terminate this Agreement by providing written notice to the other party at least sixty (60) days prior to the expiration of the Initial Term or any renewal term of this Agreement. As used herein, the term "Employment Period" shall mean the Initial Term plus any renewal terms as provided above.

     2.   Position and Duties.
          -------------------

          During the Employment Period, Executive shall serve as the President and Chief Operating Officer of the Company and be responsible for the duties set forth on Schedule I, reporting directly to the Chief Executive Officer of the
         ----------
Company. During the Employment Period, except as set forth herein, Executive shall devote his entire business time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability. Nothing contained herein shall preclude Executive from (i) devoting reasonable periods of time to the management of Triton Cellular, Inc. and Triton Cellular Partners, L.P. (collectively, "Triton Cellular"), entities that have been formed to acquire, operate and dispose of cellular telephone companies that are strategic to certain affiliates of the Company (namely, AT&T Wireless Services, Inc., J.P. Morgan & Co. Incorporated, Chase Capital Partners, First Union Capital Partners, Inc. and Duff Ackerman Goodrich & Associates, L.P.), (ii) serving on the board of directors (or comparable governing body) of Triton Cellular, (iii) serving on the board of directors of any other business corporation or entity with the consent of the Board of Directors of Triton, (iv) serving on the board (or comparable governing body) of, or working for, any charitable or community organization, (v) pursing his personal financial and legal affairs or (vi) serving on the board of directors (or comparable governing body) of Triton or any direct or indirect Subsidiary of Triton (including the Company) so long as such activities referred to in clauses (i) through (v), individually or collectively, do not interfere in any material respect with the performance of Executive's duties hereunder.

     3.   Compensation.
          ------------

          (a) Base Salary.  The Company shall pay Executive an annual salary of
              -----------
$225,000. Upon the first anniversary hereof, and annually thereafter, the Compensation Committee of the Board of Directors of Triton shall review Executive's base salary in light of the performance of Executive and Triton and its subsidiaries and affiliates, and may, in its discretion, increase (but not decrease) such base salary by an amount it determines to be appropriate. Executive's annual base salary payable hereunder, as it may be increased from time to time, is referred to herein as "Base Salary". The Company shall pay Executive his Base Salary in equal monthly installments, or in such other installments as the parties may agree.

          (b) Annual Bonus.  For each calendar year or part thereof during the
              ------------
Employment Period, Executive shall be eligible to receive an annual bonus in an amount and in the manner determined pursuant to Schedule II. Any bonuses
                                                -----------
payable under this Paragraph 3(b) shall be paid
                   --------------
to Executive at the same time as bonuses are paid to other executive officers of the Company, but in no event later than 30 days after the close of the Company's fiscal year for which the bonus is payable.

     4.   Benefits, Perquisites and Expenses.
          ----------------------------------

          (a) Benefit Plans.  During the Employment Period, Executive shall be
              -------------
eligible to participate in any welfare benefit plan sponsored or maintained by the Company, including, without limitation, any group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, in each case, whether now existing or established hereafter, to the extent that Executive is eligible to participate in any such plan under the generally applicable provisions thereof. It is acknowledged that the Company intends to establish for Executive and other senior management employees welfare benefit plans comparable to those provided to senior management employees of Horizon Cellular Group, of which Executive was an executive officer, a summary of such plans being set forth on Schedule III.
                                                              ------------
Without Executive's consent, the Company may not (i) amend any such plan unless, after giving effect to such amendment, the amended plan is a comparable plan, or
(ii) terminate any such plan unless a comparable plan is substituted therefor.

          (b) Perquisites.  Executive shall be entitled to up to five weeks paid
              -----------
vacation annually in accordance with the Company's policies and practices. Executive shall also be entitled to receive such perquisites as are generally provided to other senior officers of the Company in accordance with the policies and practices of the Company, including a monthly automobile allowance of $800. Executive shall also be entitled to receive tax advisory, preparation and related services from Triton's independent accountants, provided that the cost to the Company in connection therewith shall not exceed $5,000 per annum.

          (c) Business Expenses.  The Company shall pay or reimburse Executive
              -----------------
for all reasonable expenses incurred or paid by Executive in performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may reasonably require.

          (d) Indemnification.  Each of Triton and the Company shall, to the
              ---------------
maximum extent permitted by applicable law, its certificate of incorporation or its bylaws, indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of Executive's performance as an officer, director or employee of Triton or the Company or any of their respective subsidiaries or in any other capacity, including serving as a fiduciary, in which Executive serves at the request of Triton or the Company.
If any claim is asserted hereunder for which Executive reasonably believes in good faith he is entitled to be indemnified, Triton and/or the Company, as applicable, shall pay Executive's legal expenses (or cause such expenses to be paid) on a quarterly basis, provided that Executive shall reimburse such
                            --------
entity(ies) for such amounts, plus simple interest thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if Executive shall be found by a final, non-appealable order of a court of competent jurisdiction not to be entitled to indemnification. This indemnification obligations of Triton and the Company in this paragraph shall survive any termination of this Agreement.

          (e) Directors and Officers Liability Insurance.  Triton shall maintain
              ------------------------------------------
directors and officers liability insurance coverage covering Executive in amounts customary for similarly situated companies in the telecommunications industry and with insurers reasonably acceptable to Executive. All policies for such coverage shall provide for insurance on an "occurrence" (versus "claims-made") basis.

          (f) Stock Purchase Plan.
              -------------------

              (i) As promptly as practicable after the date hereof, Triton shall create a stock purchase plan (the "Stock Purchase Plan") relating to shares of Triton's Series C Convertible Preferred Stock, par value $0.01 per share, or, following the IPO Date (as defined in Triton's Stockholders' Agreement), shares of the class of Triton's common stock that is registered in the Registration (as defined in Triton's Stockholders' Agreement) pertaining thereto. Executive shall be entitled to acquire shares of such stock in accordance with the terms of the Stock Purchase Plan.

              (ii) Furthermore, Executive agrees that during the Employment Period, Executive will invest towards the purchase of such shares 30% of any amounts Executive receives on account of an annual bonus in excess of his Bonus Target (as defined in Schedule II). Triton will use its reasonable best efforts
                      -----------
to include in the Stock Purchase Plan provisions that will enable Executive to purchase the shares referred to in this Paragraph 4(f) with pre-tax dollars.
                                        -------------

     5.   Termination of Employment.
          -------------------------

          (a) Early Termination of the Employment Period.  This Agreement may be
              ------------------------------------------
terminated in any of the following manners:

              (i) Executive may voluntarily terminate employment with the Company at any time at the sole discretion of Executive upon 30 days' prior written notice to the Company (a "Voluntary Termination").

              (ii) Executive may, upon written notice to the Company, terminate employment with the Company immediately at any time for "Good Reason" (as defined in Paragraph 5(e)), it being agreed that any such termination, although
           --------------
effected by Executive, shall not constitute a Voluntary Termination.

              (iii) Executive's employment may, upon written notice to Executive, be terminated by the Company at any time without Cause (as defined in Paragraph 5(d)) at the sole discretion of the Company ("Without Cause"). The
---------------
Company shall give Executive 30 days' written notice if Executive is being terminated Without Cause.

               (iv) Executive's employment may be terminated by the Company at any time for Cause.

               (v) This Agreement shall terminate automatically upon Executive's death.

               (vi) The Company may, upon written notice to Executive, terminate this Agreement upon Executive's Disability. As used herein, the term "Disability" shall mean a determination that Executive suffers from illness or other physical or mental impairment that prevents Executive from substantially performing his duties for a period of 270 days during any 12-month period during the Employment Period or for 365 days during any 24-month period during the Employment Period. The determination of whether (and, if appropriate, when) a Disability has occurred shall be made by two licensed physicians, one chosen by a majority of the Board of Directors of Triton and one chosen by Executive (or his personal representative); provided, however, that if the two physicians do not agree with respect to whether (or, if appropriate, when) a Disability has occurred, such determination shall be made by a third licensed physician chosen by said two physicians.

         (b)   Benefits Payable Upon Termination.
               ---------------------------------

               (i) Following the end of the Employment Period pursuant to any manner described in Paragraph 5(a), the Company shall pay to Executive (or, in the event of his death, his surviving spouse, if any, or his estate): (A) any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ended, and (B) amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its affiliated companies (including Triton), at or subsequent to the date the Employment Period ends without regard to the performance by Executive of further services or the resolution of a contingency.

               (ii) Following the end of the Employment Period pursuant to a termination by Executive for Good Reason or a termination by the Company Without
Cause:

                    (x) If such termination occurs prior to the Expiration Date, Executive shall be entitled to receive the following severance benefits: (A) the Company shall pay to Executive (or, in the event of his death, his surviving spouse, if any, or his estate) the amount of $675,000, (B) although Executive shall use reasonable efforts to secure employment in a senior executive capacity, if, by the second anniversary date of the end of the Employment Period Executive has not secured such employment, the Company shall also pay to Executive for the ensuing 12-month period the amount of $337,500 less any
                                                                 ----
amounts received by Executive from any such employment during such 12-month period, (C) depending upon when any such termination occurs, a portion of the Shares that would have otherwise been deemed Unvested Shares (as hereinafter defined in Paragraph 7(b)) shall vest in the manner set forth on Schedule IV,
           --------------                                        -----------
and (D) for a period of

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2 years following the end of the Employment Period, the Company shall continue to provide to Executive the benefits afforded to Executive pursuant to Paragraph
                                                                       ---------
4(a); and
----

                   (y) If such termination occurs on or after the Expiration Date or if this Agreement terminates due to the Company's non-renewal of the Employment Term as provided in Paragraph 1(b), the Company shall pay to
                               --------------
Executive (or, in the event of his death, his surviving spouse, if any, or his estate) a severance benefit in the amount of his Base Salary in effect at such time.

          (iii) It is expressly acknowledged by the Company that the amounts and benefits afforded to Executive pursuant to clauses (A), (C), and (D) of Paragraph 5(b)(ii)(x) and pursuant to Paragraph 5(b)(ii)(y) shall not be treated
---------------------                 ---------------------
as damages but as severance compensation and benefits to which Executive is entitled by reason of termination of his employment for Good Reason or Without Cause. Accordingly, Executive shall not be required to mitigate the amount of any payment or benefits provided for in clauses (A), (C) or (D) of Paragraph
                                                                   ---------
5(b)(ii)(x) or as provided for in Paragraph 5(b)(ii)(y) by seeking employment or
-----------                       ---------------------
otherwise, nor, except as expressly set forth in Paragraph 5(b)(ii)(x)(B), shall
                                                 ------------------------
the Company be entitled to set off against the amounts and benefits payable to Executive hereunder against any amounts or benefits earned by Executive in other employment after termination of his employment with the Company hereunder or any amounts or benefits that might have been earned by Executive in other employment had he sought such other employment.

          (iv) If this Agreement terminates due to Executive's death or Disability, that portion of the Unvested Shares that would have vested on the next anniversary date of this Agreement (as set forth on by Schedule IV) shall
                                                            ------------
vest immediately upon such death or Disability, as applicable.

     (c)  Timing of Payments.
          ------------------

          (i)      Amounts payable pursuant to clause (A) of Paragraph 5(b)(i),
                                                             -----------------
or pursuant to clause (A) of Paragraph 5(b)(ii)(x), or pursuant to Paragraph
                             ---------------------                 ---------
5(b)(ii)(y) will be paid in a single lump sum as soon as practicable, but in no
-----------
event more than 10 business days, following the end of the Employment Period.

          (ii)     Amounts payable pursuant to Paragraph 5(b)(ii)(x)(B) will be
                                               ------------------------
paid monthly on the last day of each month in said 12-month period.

          (iii)    Vested benefits referred to in clause (B) of Paragraph
                                                                ---------
5(b)(i) shall be payable in accordance with the terms of the plan, policy,
-------
practice, program, contract or agreement under which such benefits have accrued.

     (d)  Definition of Cause.  For purposes of this Agreement, "Cause"
          -------------------
means only:

          (i) Executive's conviction of a felony (other than felonies related solely to automobile infractions, unless Executive is incarcerated as a result thereof); or

          (ii) Executive's willful malfeasance or gross misconduct in connection with his employment hereunder which has materially adversely affected Triton as determined by a majority vote of the Board of Directors of Triton (excluding Executive, but which such majority vote shall require the affirmative vote of one of the directors selected pursuant to Section 3.1(a)(i) of Triton's
                                                  -----------------
Stockholders' Agreement, one of the directors selected pursuant to Section
                                                                   -------
3.1(a)(ii) of Triton's Stockholders' Agreement, and the Series A Preferred
----------
Director, if any, as such director is referred to in Section 3.1 of Triton's
                                                     -----------
Stockholders' Agreement); or

          (iii) a substantial and continual refusal by Executive to perform the material duties required of him hereunder as determined by a majority vote of the Board of Directors of Triton (excluding Executive, but which such majority vote shall require the affirmative vote of one of the directors selected pursuant to Section 3.1(a)(i) of Triton's Stockholders' Agreement, one of the
            -----------------
directors selected pursuant to Section 3.1(a)(ii) of Triton's Stockholders'
                               ------------------
Agreement, and the Series A Preferred Director, if any, as such director is referred to in Section 3.1 of Triton's Stockholders' Agreement), which refusal
               -----------
is not cured within 30 days after the date of receipt by Executive from the Board of Directors of Triton of its written notice referring to this provision and describing such refusal.

      (e) Definition of Good Reason.  For purposes of this Agreement, "Good
          -------------------------
Reason" means any of the following:

          (i) Executive is demoted, removed or not re-elected to the Board of Directors of Triton or any of his positions or offices (including those of President and Chief Operating Officer of Triton and the Company); provided, however, that following the IPO Date (as defined in Triton's Stockholders' Agreement), so long as Executive remains the President and Chief Operating Officer of Triton and the Company, it shall not be considered "Good Reason" if Executive is no longer a member of the Board of Directors of Triton; or

          (ii) there is a material diminishment of Executive's responsibilities, duties or status, which diminishment is not rescinded within 30 days after the date of receipt by the Board of Directors of Triton from Executive of his written notice referring to this provision and describing such diminishment; or

          (iii) the Company fails to pay or provide when due (or there is a reduction in) Executive's Base Salary, annual bonus or benefits, which failure is not cured (or which reduction is not corrected) within 10 days after the receipt by the Board of Directors of Triton from Executive of his written notice referring to this provision and describing such failure (or reduction); or

          (iv) Triton or the Company relocates its principal offices without Executive's consent to a location more than 30 miles from the principal offices of Triton or the Company in Malvern, Pennsylvania; or

          (v) any purported termination by the Company of Executive for Cause for any reason other than as set forth in Paragraph 5(d); or
                                          --------------

          (vi) a "Change of Control" (as hereinafter defined) occurs; provided, however, that if a Change of Control shall exist as a result of the circumstances set forth in clause (A) of the definition thereof, Executive agrees that he will, for a period of time equal to the greater of (x) one year after the date of the occurrence of such Change of Control and (y) the balance of time remaining until the Expiration Date (such greater period of time being referred to herein as the "Change of Control Period"), defer his right to terminate this Agreement pursuant to Paragraph 5(a)(ii) and continue his
                                     ------------------
employment hereunder on the terms and subject to the conditions contained in this Agreement; provided, further however, that upon such subsequent termination of this Agreement by Executive after the expiration of the Change of Control Period or if this Agreement is terminated during the Change of Control Period by Executive for Good Reason or by the Company Without Cause, the date of any such termination of this Agreement shall be deemed to be the date of the occurrence of the Change of Control for purposes of benefits to which Executive is entitled pursuant to Paragraph 5(b).
            --------------

          (f)  Definition of Change of Control.  For purposes of this Agreement,
               -------------------------------
a "Change of Control" shall mean any transaction or event, or series of transactions or events, whether voluntary or involuntary, that results in, or as a consequence of which, any of the following events shall occur: (A) any Person (as defined in Triton's Stockholders' Agreement) that is not an owner of shares of capital stock of Triton on the Commencement Date shall acquire, directly or indirectly, Beneficial Ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 50% of the voting stock of Triton except in connection with any initial public offering of Triton's equity securities, (B) any sale of all or substantially all of the assets of Triton or
(C) a proxy contest for the election of directors of Triton results in the persons constituting the Board of Directors of Triton immediately prior to the initiation of such proxy contest ceasing to constitute a majority of the Board of Directors of Triton upon the conclusion of such proxy contest.

     6.    Noncompetition and Confidentiality.
           ----------------------------------

           (a)  Noncompetition. Except as set forth in the next sentence, during
                --------------
the Employment Period and for one year thereafter, Executive shall not, without the consent of the Company, assist or become associated with any person or entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 5% of the outstanding voting shares of any publicly traded company) that is actively engaged in the business of providing mobile wireless telecommunications services in the Territory (as defined in Triton's Stockholders' Agreement). It is expressly acknowledged that Executive's affiliation with Triton Cellular (whether as officer, employee, director, shareholder, partner or otherwise) shall not constitute a violation of the foregoing prohibition so long as Triton Cellular's principal business remains as described in Paragraph 2. Additionally, in addition to any other
                        -----------
right or remedy available to Executive, the foregoing prohibition shall not apply to Executive if the Company fails to pay and to provide to Executive when due the amounts and benefits set forth in Paragraph 5(b), and Executive's
                                          --------------
pursuit of such remedy shall not relieve the Company from its obligations to pay such amounts and to provide such benefits to Executive.

          (b) Confidentiality.  Without the prior written consent of the
              ---------------
Company, except to the extent required by an order of a court having competent jurisdiction or under subpoena from a governmental body or agency, Executive shall not disclose any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, manufacturing plans, management organization (including data and other information relating to members of the Board of Directors of Triton and management), operating policies and manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information relating to Triton or the Company or any of their respective subsidiaries or affiliates (collectively, "Confidential Information"), to any third person, unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Executive's breach of this Paragraph 6(b)), except that Executive may disclose
                           --------------
Confidential Information to the extent advisable in his sole discretion in connection with (i) the performance of Executive's duties hereunder, or (ii) the issuance of Triton's securities, or (iii) obtaining financing for Triton, or
(iv) the enforcement of Executive's rights under this Agreement, or (v) any disclosures that may be required by law, including securities laws.

          (c) Inventions.  Executive hereby sells, transfers and assigns to the
              ----------
Company all of the right, title and interest of Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by Executive, solely or jointly, or in whole or in part, during the Employment Term which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by Triton, the Company or any of their respective subsidiaries or affiliates or (ii) otherwise relate to or pertain to the business, functions or operations of Triton, the Company or any of their respective subsidiaries or affiliates, or (iii) arise (wholly or partly) from the efforts of Executive during the Employment Period. Executive shall communicate promptly and disclose to the Company, in such form as the Company reasonably requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the Employment Period or thereafter, Executive shall execute and deliver to the Company (at the Company's sole cost and expense) such formal transfers and assignments and such other papers and documents as may be required of Executive to permit the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon.

          (d) Company Property.  Promptly following Executive's termination of
              ----------------
employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control, and all tangible embodiments of Confidential

Information in Executive's possession in whatever media such Confidential Information is maintained.

          (e) Non-Solicitation of Employees.  Except as set forth in the next
              -----------------------------
sentence, during the Employment Period and for one year thereafter, Executive will not directly or indirectly induce any employee of Triton, the Company or any of their respective subsidiaries or affiliates to terminate employment with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by any such entity, unless such person shall have ceased to be employed by such entity for a period of at least six months; provided, however, that nothing contained in this Agreement shall prevent Executive from engaging in a general solicitation for employment that is not directed at employees of any such entity. In addition to any other right or remedy available to Executive, the foregoing prohibition shall not apply to Executive if the Company fails to pay and to provide to Executive when due the amounts and benefits set forth in Paragraph 5(b), and Executive's pursuit of
                                  --------------
such remedy shall not relieve the Company from its obligations to pay and to provide such amounts and benefits to Executive.

          (f) Injunctive Relief with Respect to Covenants.  Executive
              -------------------------------------------
acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, inventions, confidentiality and Company property contained in this Paragraph 6 relate to special, unique and extraordinary
                  -----------
matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order, or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations contained in this Paragraph 6. These injunctive remedies are
                              -----------
cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

     7.   Vesting and Repurchase of Unvested Shares, Etc.
          -----------------------------------------------

          (a) Vesting.  The Shares shall vest in accordance with the terms of
              -------
Schedule IV. Executive hereby agrees that as of any date, the Shares shall be
-----------
subject to repurchase by Triton in accordance with the terms of this Paragraph
                                                                     ---------
7, except to the extent the Shares shall have theretofore vested in accordance
-
with the terms of Schedule IV.
                  -----------

          (b) Repurchase Upon Termination.  As promptly as practicable following
              ---------------------------
the termination of Executive's employment for any reason, Executive shall sell to Triton, and Triton shall purchase from Executive, all of the Shares that have not theretofore vested in accordance with the terms of Schedule IV (the
                                                       -----------
"Unvested Shares") at a price per Share equal to Executive's original per Share purchase price ($0.01).

          (c) Closing of Repurchase; Assignment of Repurchase Right.  The
              -----------------------------------------------------
closing of a purchase and sale pursuant to Paragraph 7(b), if any, shall take
                                          ---------------
place on a date mutually agreed by

Executive or his legal representative and Triton no later than 30 days after the date that the Employment Period ends. At such closing, Triton shall deliver to Executive or such legal representative a check in the amount of the aggregate repurchase price and, upon delivery thereof, Triton shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and Triton shall have the right to retain and transfer to its own name the shares of Common Stock being repurchased by Triton. Whenever Triton shall have the right to repurchase Common Stock hereunder, Triton may designate and assign one or more employees, officers, directors or shareholders of Triton or other persons or organizations to exercise all or a part of Triton's repurchase rights under this Agreement and purchase all or a part of such Common Stock.

          (d) Restriction on Transfer.  Except for the escrow described in
              -----------------------
Paragraph 7(e) or transfer of the Shares to Triton or its assignees contemplated
--------------
by this Agreement, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way.

          (e) Escrow of Shares.  The Certificate(s) representing Unvested Shares
              ----------------
shall be held by the Secretary of Triton as escrow holder (the "Escrow Holder"), along with a stock power executed by Executive in blank. The Escrow Holder is hereby directed to permit transfer of the Shares only in accordance with this Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the authorized number of Triton's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. If Triton or any assignee repurchases any of the Shares pursuant to this Paragraph 7, the Escrow Holder, upon receipt of written
                        -----------
notice of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Executive's request, the Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and Executive representing the Shares, (ii) cause a new certificate to be issued representing all the Shares that have vested in accordance with the terms of Schedule IV, which certificate the Escrow Holder
                             -----------
shall deliver to Executive, and (iii) cause a new certificate to be issued representing the then remaining Unvested Shares, which certificate shall be held in escrow by the Escrow Holder in accordance with the provisions of this Paragraph 7(e). Subject to the terms hereof, Executive shall have all the
--------------
rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of Triton's repurchase right, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of Triton, any and all new, substituted or additional securities to which Executive is entitled by reason of his ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and Triton's repurchase right.

          (f) Legends.  The share certificate evidencing the Shares shall be
              -------
endorsed with the following legends (in addition to any legend required to be placed thereon by applicable state securities laws or Triton's Stockholders' Agreement dated as of the date hereof):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CON NECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGIS TRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANS FERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

     8.   No Conflict With Prior Agreements; Due Authorization.
          ----------------------------------------------------

          (a) Executive represents to the Company that neither Executive's execution of this Agreement or commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party. Each of Triton and the Company represents to Executive that it is fully authorized and empowered by action of Triton's Board of Directors to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

          (b) Nothing herein shall be construed to require Executive to use or disclose any information that he is prohibited from using or disclosing as a result of legal or contractual obligations.

     9.   Miscellaneous.
          -------------

          (a) Survival.  Paragraphs 4(d), 5, 6, 7 and 9 shall survive the
              --------   ------------------------------
termination hereof.

          (b) Binding Effect.  Subject to the Executive's rights as set forth in
              --------------
Paragraph 5(e)(vi), this Agreement shall be binding on Triton and the Company in
------------------
accordance with its terms and any person or entity which succeeds to the interest of Triton or the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion of Triton's stock, a merger, consolidation, or reorganization involving Triton or a sale of the assets of the business of Triton (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the benefit of Executive's heirs, executors, administrators and legal representatives.

          (c) Assignment.  Except as provided under Paragraph 9(b), neither this
              ----------                            --------------
Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

          (d) Entire Agreement.  This Agreement, together with the Schedules
              ----------------
attached hereto, constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding among the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has been represented and fully advised by competent counsel in entering into this Agreement, that he has read it and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be altered, modified or amended only by a writing signed by the parties hereto.

          (e) Severability; Reformation.  In the event that one or more of the
              -------------------------
provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of Paragraphs 6(a), (b) or (c) is not enforceable in accordance with its
       ---------------------------
terms, Executive and the Company agree that such Paragraph shall be reformed to make such Paragraph enforceable in a manner which provides the Company the maximum rights permitted at law.

          (f) Waiver.  Waiver by any party hereto of any breach or default by
              ------
the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

          (g) Notices.  Any notice required or desired to be delivered under
              -------
this Agreement shall be in writing and shall be delivered personally against receipt, by courier service or by registered mail, return receipt requested, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                    If to Triton or the Company, to the attention of the Board of Directors of Triton at Triton's principal executive offices.

                    If to Executive:

                         Steven R. Skinner
                         1105 Brynllawn Lane
                         Villanova, PA 19085


                    with a copy to:

                         Kleinbard, Bell & Brecker LLP
                         1900 Market Street, Suite 700
                         Philadelphia, PA  19103
                         Attention:  Howard J. Davis
                         Facsimile:  (215) 568-0140

          (h) Headings.  Headings to paragraphs in this Agreement are for the
              --------
convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

          (i) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (j) Withholding.  Any payments provided for herein shall be reduced by
              -----------
any amounts required to be withheld by the Company from time to time under applicable Federal, State or local income or employment tax laws or similar statutes or other provisions of law then in effect.

          (k) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of New York.

          (l) No Set-Off.  Notwithstanding anything to the contrary herein, at
              ----------
law or otherwise, no payment required to be made by Triton or the Company to Executive under this Agreement shall be subject to any right of set-off, counterclaim, defense, abatement, suspension, deferment or reduction by reason of any claim by Triton or the Company against Executive based upon an alleged breach by Executive of any provision of this Agreement or any other agreement between Triton or the Company and Executive except upon execution of an unsatisfied final, unappealable judgment rendered by a court of competent jurisdiction.

          (m) Joint and Several.  The obligations of Triton and the Company
              -----------------
under this Agreement shall be joint and several.

          (n) Resolution of Disputes.  All disputes, controversies and claims
              ----------------------
arising in connection with this Agreement that are not settled by agreement between the parties shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect from time to time. A single arbitrator shall be appointed by agreement between the parties or, failing such agreement, by AAA. The arbitrator may grant any remedy that
(s)he deems just and equitable within the scope of this Agreement, including specific performance. The award of the arbitrator shall be final and binding and judgment thereon may be entered in any court having jurisdiction. The costs and expenses (including reasonable attorney's fees) of the prevailing party shall be borne and paid by the party that the arbitrator determines is the non-prevailing party.

                      [Signatures Contained on Next Page]

   IN WITNESS WHEREOF, each of the Company and Triton has caused this Agreement to be executed by a duly authorized officer, and Executive has hereunto set his hand as of the day and year first above written.

                         COMPANY:
                         TRITON MANAGEMENT COMPANY, INC.


                         By:____________________________________________________
                              David D. Clark, Senior Vice President



                         TRITON:
                         TRITON PCS HOLDINGS, INC.


                         By:____________________________________________________
                              David D. Clark, Senior Vice President



                         EXECUTIVE:


                         ______________________________________________________
                         Steven R. Skinner

                                  SCHEDULE I
                                  ----------

                                    Duties
                                    ------

As President and Chief Operating Officer of Triton and the Company, Executive shall maintain compliance with goals, policies, and objectives established by the Chief Executive Officer and the Board of Directors of Triton and the Company. Executive shall direct, coordinate, and administer all aspects of Triton's and the Company's operations including system build-out and design and subsidiary operations through subordinates. Executive shall assist in the development of corporate policies that encompass such areas as personnel, Triton and Company operations, operating financial performance and Company expansion. Executive shall maintain supervision over, and responsibility for, the day-to-day operations of Triton and the Company, with all of the powers and authority typically exercised by a chief operating officer of a company.

                                  SCHEDULE II
                                  -----------

                                Annual Bonuses
                                --------------

- For the year ending December 31, 1997, $225,000, payable on the later of December 31, 1997 or execution of the Agreement.

- For all other years, Executive shall be entitled to an annual bonus based upon achievement of certain stated objectives reflected on Annex A to this Schedule
                                                      -------         --------
II.  The calculated weighted score from Annex A shall be utilized to determine
--                                      -------
the bonus payable. The "Bonus Target" for Executive for any year is equal to 50% of his Base Salary for that year. The portion, if any, of the Bonus Target that shall be payable in any given year shall be determined as follows:

                                               PAYMENT PERCENTAGE
   WEIGHTED SCORE                                OF BONUS TARGET

   Less than 80%                                   0 payment
   80.0% to 84.9%                                  50% payment
   85.0% to 89.9%                                  75% payment
   90.0% to 100.0%                                 As scored
   101.0% to 104.9%                                125% payment
   105.0% to 109.9%                                150% payment
   110.0% to 114.9%                                175% payment
   115.0% and over                                 200% (maximum
                                                   payment)

                                  ANNEX A TO
                                  SCHEDULE II
                                  -----------

                                   Objectives
                                   ----------

To be attached hereto after adoption by the Compensation Committee of the Board of Directors of Triton.

                                  SCHEDULE III

                          Former Horizon Welfare Plans
                          ----------------------------


HEALTH
------

Medical, dental and prescription coverage to its regular full time employees. The Company pays 100% of the aggregate insurance premium, but requires that the employee contribute a percentage of the premium for any covered family members.

VISION
------

Vision insurance coverage to its regular full time employees at a rate of $425 per family member per two year period. Coverage is limited to reimbursement for glasses, contacts and annual eye examinations.

LIFE INSURANCE
--------------

Life insurance coverage to its regular full time employees equal to two times base salary up to a maximum of $75,000 at no cost to the employee. In the event that a covered employee's death results directly from injury the benefit paid is equal to four times the base salary to a maximum of $150,000. Benefits payable in the event that a covered employee sustains a dismemberment loss which is a direct result of an injury range from one to two times base salary.

DISABILITY INSURANCE
--------------------

Disability insurance to its regular full time employees who have more than six months of continuous service. After ten continuous days of absence, employees are eligible for payment under the company's short term disability plan. Employees receive 60% of the gross wages to maximum of $1,000 per week for a period of 60 days. On the 61st day of continuous absence employees are eligible for payment under the company's long term disability policy. Employees shall receive 60% of gross wages to a maximum of $6,000 per month until the earlier of return to work or age 65.

                                 SCHEDULE IV
                                 -----------

                               Vesting Schedule
                               ----------------

General
-------

   Except as set forth below, the Shares shall vest on the Commencement Date, the System Activation Date (as hereinafter defined) and on each anniversary of the Commencement Date as follows:

          Vesting Date
          ------------
   Commencement Date                10%
   First Anniversary                17%
   Second Anniversary               17%
   Third Anniversary                17%
   Fourth Anniversary               17%
   Fifth Anniversary                17%
   System Activation Date            5%
                                   ------
          Total                    100%

   As used herein, the term "System Activation Date" shall mean the date (regardless of when such date occurs) that Triton completes Phase I of the Minimum Buildout Schedule attached as Schedule V to the Stockholders' Agreement.
                                      ----------

Good Reason (other than due to Change of Control) or Without Cause
------------------------------------------------------------------

   In the event of a termination of the Agreement by Executive for Good Reason (except under circumstances constituting a Change of Control as discussed below) or by the Company Without Cause, in addition to any Shares that had theretofore vested in accordance with the foregoing general schedule, the following percentages of the aggregate Unvested Shares shall vest immediately upon any such termination:

   Termination Date                Percentage of Aggregate Unvested
   ----------------
                                           Shares that Vest
                                   --------------------------------

Prior to Third Anniversary Date               50%
From Third Anniversary Date and
   Prior to Fourth Anniversary Date           25%
Thereafter                                     0%

Change of Control
-----------------

   In the event of any Change of Control (whether or not (i) Executive elects to terminate the Agreement for Good Reason on account thereof or (ii) Executive has deferred his right to terminate the Agreement as provided in Paragraph
                                                             ---------
5(e)(vii)), in addition to any Shares that had theretofore vested in accordance with the foregoing general schedule, all Unvested Shares shall vest immediately upon such Change of Control.

                                      -2-